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                                                                  EXHIBIT 10.17


                       LONG-TERM INCENTIVE BONUS AGREEMENT



         This LONG-TERM INCENTIVE BONUS AGREEMENT is dated effective as of November 11, 1997 (this "Agreement") between Wilson Industries, Inc., a Texas corporation (together with any successors or assigns, the "Corporation"), and Michael R. Chaddick (the "Executive").

                                R E C I T A L S:

         WHEREAS, the Board of Directors of the Corporation (the "Board") deems it is in the best interests of the Corporation to enter into long-term incentive bonus agreements, substantially in the form of this Agreement, between the Corporation and certain officers and other key executives of the Corporation;

         WHEREAS, the Board believes such officers and key executives have unique skills and information that are crucial to the Corporation attaining its growth goals over the next two to three years; and

         WHEREAS, the Corporation would not have entered into this Agreement unless the Executive agreed to the terms and conditions contained herein.

         NOW, THEREFORE, to assure that the Corporation will have the continued dedication of the Executive, and the availability of Executive's advice and counsel as to the best interests of the Corporation and its stockholders, and to induce the Executive to remain in the employ of the Corporation, the Corporation and Executive hereby agree as follows:

         1.  Bonus Payments.

         (a) Subject to the terms and conditions set forth herein, the Corporation hereby agrees that in the event the Executive continues to be an employee of the Corporation as of March 1, 1999 and March 1, 2000 (each an "Incentive Bonus Payment Date"), the Corporation agrees to pay to the Executive a lump-sum cash bonus (an "Incentive Bonus") in the amount of $250,000 on each such Incentive Bonus Payment Date. Notwithstanding the foregoing, in the event that the Executive's employment is terminated by the Corporation for Cause (as hereinafter defined) or by the Executive for other than Good Reason (as hereinafter defined), the Corporation shall have no further obligation to pay to the Executive the Incentive Bonus amounts which are not due as of the termination date. In the event that the Executive's employment is terminated by the Corporation for any reason other than Cause, or shall be terminated by the Executive for Good Reason, Permanent Disability, or in the event of the Executive's death, any and all remaining Incentive Bonus amounts due hereunder shall become immediately vested and shall be due and payable to the Executive within 14 days of the date of such termination or death. The parties hereby acknowledge and agree that the Incentive Bonus provided herein is exclusive of and in


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addition to the base salary, other compensation and employment benefits that the
Executive is at any time entitled to receive in his position with the Corporation.

         (b) Definitions. For purposes of this Agreement, the following terms shall have the related meanings ascribed to them:

         "Cause" shall mean (i) any act or acts of personal dishonesty taken by the Executive and intended to result in personal enrichment of the Executive at the expense of the Corporation, (ii) Executive's conviction of a felony, or
(iii) Executive's gross and deliberate disregard of Executive's duties and responsibilities, as reasonably determined by the Board after written notice of such failure and the failure or refusal by Executive to correct such failure within 10 days from the date notice is given.

         "Good Reason" shall mean (i) Executive's base salary is reduced to an amount below the base salary in effect immediately prior to the date hereof,
(ii) Executive is required to relocate to a new principal place of employment outside his current city of residence as of the date hereof, or (iii) any significant reduction in the general level of Executive's authorities or responsibilities. The parties hereby expressly recognize and agree that (whether in connection with any reorganization, merger or consolidation, or sale, transfer or other disposition of all or substantially all of the assets or stock of the Corporation or otherwise) Executive's job title may change, Executive may be reassigned to perform other duties for the Corporation, or Executive may report to another officer of the Corporation, and the foregoing shall not constitute "Good Reason" as long as the general level of Executive's authorities and responsibilities is not significantly reduced.

         "Permanent Disability" shall mean the absence of the Executive from the Executive's duties with the Corporation on a full-time basis for 180 calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation and reasonably acceptable to the Executive or his legal representatives.

         2.  Non-competition; Non-solicitation.

         (a) In furtherance of the agreements set forth herein, from the date hereof and for a period ending March 1, 2000, Executive, on behalf of himself and his present and future affiliates and employers and others, agrees not to and shall not, directly or indirectly, (i) within those states or territories where the Executive conducted business on behalf of the Corporation during the term of Executive's employment with the Corporation, whether as owner, partner, joint venturer, lender, shareholder, director, officer, employee, consultant or otherwise, engage, invest or otherwise take part in (whether for his own account or for the account of any other person other than Corporation or any affiliate of Corporation), or render any service (whether for or without compensation) to any person (other than Corporation or any affiliate of Corporation) who or which is, directly or indirectly, engaged in any business which is competitive with any of the businesses conducted by the Corporation during the time Executive was employed by the Corporation, except by owning for investment purposes only less than 5% of the publicly-traded stock of a company competing in any of the businesses conducted by the Corporation, (ii)


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compete for or solicit any of the business conducted by the Corporation from any customer of the Corporation, (iii) induce any customer of the Corporation to patronize any other entity engaged in any of the businesses conducted by the Corporation or request or advise any such customer to withdraw, curtail or cancel any such customer's business with the Corporation, or (iv) solicit the employment or services of, or cause or attempt to cause to leave the employment or services of Corporation or any affiliate of Corporation, any person employed by, or otherwise engaged to perform services for Corporation or any affiliate of Corporation (whether in the capacity of Executive, consultant, independent contractor or otherwise); provided, however, that in the event Executive's employment is terminated after the date hereof by the Corporation for other than Cause or by the Executive for Good Reason, without affecting the Corporation's obligations set forth in Paragraph 1(a) the restrictive covenants contained in this Paragraph 2(a) shall no longer be binding on Executive after the date of such termination.

         (b) In the event that a court of competent jurisdiction determines as a matter of law that any of the terms of this Paragraph 2 are unreasonable or overbroad, the parties expressly allow such court to reform this Agreement to the extent necessary to make it reasonable as a matter of law and to enforce it as so reformed.

         (c) Executive acknowledges and agrees that the Corporation will suffer irreparable harm if Executive fails to comply with his obligations in this Paragraph 2 and that monetary damages would be inadequate to compensate the Corporation for such breach. Accordingly, Executive agrees that the Corporation will, in addition to any other remedies available to it at law, in equity, or otherwise, be entitled to injunctive relief or specific performance to enforce the terms, or prevent or remedy the violation, of any provisions of this Paragraph 2.

         (d) This Paragraph 2 shall not be enforceable against Executive if the Corporation is in breach of its obligation to pay the Incentive Bonus to Executive pursuant to Paragraph 1.

         3.       General.

         (a) Successors. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. Neither party hereto may assign its rights and obligations hereunder except with the prior written consent of the other party. The Corporation shall require any successor to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform the obligations set forth in this Agreement.

         (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

         (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by both parties hereto.


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         (d) Headings; Construction. The paragraph headings and captions contained herein are for reference purposes and convenience only and shall not in any way affect the meaning or interpretation of this Agreement. It is intended by the parties that this Agreement be interpreted in accordance with its fair and simple meaning, not for or against either party, and neither party shall be deemed to be the drafter of this Agreement.

         (e) Severability. If any portion or provisions of this Agreement is determined to be invalid, illegal or unenforceable, the remaining portions or provisions hereof shall not be affected.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

         (g) Certain Definitions. As used in this Agreement, the term "Corporation" shall be deemed to include the Corporation, its successors, assigns and any division or subsidiary thereof.

         (h) No Contract of Employment. Nothing in this Agreement is intended to be nor can be construed as a guarantee or contract for continued employment. Executive acknowledges and agrees that his employment with the Corporation is at-will and that the Corporation or the Executive may terminate his employment with the Corporation at any time, with or without notice, for any reason or no reason.

         (i) Other Compensation. The parties hereby acknowledge that this Agreement and any benefits inuring to the Executive pursuant hereto are not intended to be taken into account in determining Executive's base salary, or in other compensation, and/or in employment benefits to which the Executive may be entitled as a result of his satisfactory employment with the Corporation.

         IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date set forth above.

WILSON INDUSTRIES, INC.

By:      Wallace S. Wilson
   -------------------------------------
         Wallace S. Wilson
         Chairman of the Board, President and
         Chief Executive Officer


         Michael R. Chaddick
   -------------------------------------
         Michael R. Chaddick


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